                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
iLive, Inc.
Irvine, California


We consent to the incorporation by reference of our Independent Auditors' Report dated March 20, 2002, on the financial statements of iLive, Inc. for the years ended December 31, 2001 and 2000, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around April 25, 2002.

/s/ Cacciamatta Accountancy Corporation

April 25, 2002
Irvine, California